UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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Soliciting Material Pursuant to §240.14a-12

WHERE FOOD COMES FROM, INC.

(Name of registrant as Specified in its Charter)

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Where Food Comes From, Inc.

221 Wilcox Street, Suite A

Castle Rock, CO 80104

NOTICE OF ANNUAL SHAREHOLDERS MEETING

DATE	Monday, June 16, 2014
TIME	11:30am Mountain Standard Time
PLACE	Castle Rock Chamber of Commerce Conference Room 420 Jerry Street Castle Rock, CO 80104

ITEMS OF BUSINESS	1.	To elect seven directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified;
	2.	To ratify the appointment of GHP Horwath, P.C., an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2014;
	3.	To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers;
	4.	To recommend, by non-binding advisory vote, the frequency of future advisory votes on executive compensation; and
	5.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.
RECORD DATE	Holders of Where Food Comes From, Inc. common stock of record at the close of business on April 21, 2014 are entitled to vote at the meeting.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. You can revoke your proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

We have enclosed a copy of our Annual Report for the fiscal year ended December 31, 2013, with this Notice of Annual Shareholders Meeting Proxy Statement. Please read the enclosed information carefully before completing and returning the enclosed proxy card.

You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly. Should you have any questions or need additional information, you are urged to call the company at (303) 895-3002.

By Order of the Board of Directors

/s/ John Saunders
John Saunders
Chief Executive Officer

May 9, 2014

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

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Where Food Comes From, Inc.

221 Wilcox Street, Suite A

Castle Rock, CO 80104

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 16, 2014

INTRODUCTION

General

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Where Food Comes From, Inc. (the “Company” or “WFCF”) for use at the Annual Meeting of Shareholders of the Company and at any adjournment thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held at the Castle Rock Chamber of Commerce Conference Room, 420 Jerry Street, Castle Rock, Colorado 80104 on Monday, June 16, 2014 at 11:30 a.m. local time. This Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about May 9, 2014.

Matters to be Voted on by Shareholders

At the Annual Meeting, the shareholders will vote upon four proposals:

•	the election of directors;
•	the ratification of the Company’s certifying public accounting firm;
•	the approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers; and
•	the recommendation, by non-binding advisory vote, of the frequency of future advisory votes on executive compensation.

The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement.

Proxies

The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted: (1) FOR the election to the Board of Directors of the nominees of the Board of Directors named herein, (2) FOR the ratification of the Company’s certifying public accounting firm, (3) FOR the approval, by non-binding advisory vote, of the compensation of the company’s named executive officers, and (4) FOR the recommendation of a non-binding advisory vote on the compensation of the Company’s named executive officers every THREE years. If any other matter should properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgment.

Revocation of Proxies

Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing and submitting to the Secretary of the Company a later dated proxy prior to the exercise of any previously submitted proxy at the Annual Meeting. Proxies will also be deemed revoked by voting in person at the Annual Meeting.

Record Date

Shareholders of record at the close of business on April 21, 2014 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.

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Voting Securities

On the Record Date, the total number of shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), outstanding and entitled to vote was 22,693,452.

Quorum

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Voting Procedures

Casting Votes. “Record” shareholders of Common Stock (that is, persons holding Common Stock in their own name) in Where Food Comes From, Inc. stock records maintained by our transfer agent, Corporate Stock Transfer, Inc., of Denver, Colorado, may attend the Annual Meeting and vote in person or complete and sign the accompanying proxy card and return it to Where Food Comes From, Inc., 221 Wilcox Street, Suite A, Castle Rock, Colorado 80104, Attention: Chief Financial Officer. Banks and brokerage firms that are the holders of record of Common Stock permit shareholders whose shares are held in “street name” to direct the vote of their shares by the bank or brokerage firm. If your shares are held in an account at a bank or brokerage firm, you may direct the vote of these shares by following the voting instructions enclosed with the Proxy Card from the bank or brokerage firm.

Counting of Votes. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

Required Vote to Constitute a Quorum and Approve Proposals. Shares of Common Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. Therefore, abstentions will have no effect on the election of directors. The ratification of the Company’s certifying public accounting firm and the approval of the compensation of the Company’s named executive officers will require the approval of a majority of the votes cast at the Annual Meeting. The recommendation on the frequency of future advisory votes on executive compensation will be the option receiving a majority of the votes cast at the Annual Meeting. Abstentions will count as votes against the ratification of the certifed public accounting firm and the compensation of the Company’s named executive officers and may prevent a majority of votes to be cast in favor of any frequency for future advisory votes on executive compensation.

For shareholders who hold their shares of common stock in “street name” through banks or brokerages and do not instruct their bank or broker how to vote, the bank or brokerage will not vote such shares for any non-routine proposal, which includes all proposals except for the ratification of the certified public accounting firm (which is considered routine), resulting in broker non-votes with respect to such shares, which have the same effect as abstentions. As a result, it is important that shareholders vote their shares.

Expenses of Solicitation

All the expenses of soliciting proxies from shareholders and other expenses incurred in the printing and forwarding of proxies and proxy statements will be borne by the Company. In addition to the solicitation of proxies by mail, certain of our employees may solicit proxies by telephone, facsimile, or email. Those employees will not receive any additional compensation for their participation in the solicitation.

Annual Report

Our 2013 Annual Report on Form 10-K is available at no charge upon request. To obtain additional copies, please contact us at 221 Wilcox Street, Suite A, Castle Rock, Colorado 80104, Attention: Chief Financial Officer, or at telephone number (303) 895-3002. Our Annual Report on Form 10-K and our other filings with the SEC, including exhibits, are also available for free online at http://www.wherefoodcomesfrom.com and at the SEC’s Internet site http://www.sec.gov.

OWNERSHIP BY DIRECTORS AND OFFICERS AND OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of April 21, 2014 the record and beneficial ownership of Common Stock held by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each current director; (iii) each "named executive officer" (as defined in Regulation S-B, Item 402 under the Securities Act of 1933); and (iv) all executive officers and directors of the Company as a group. Securities reported as "beneficially owned" include those for which the named persons may exercise voting power or investment power, alone or with others. Voting power and investment power are not shared with others unless so stated. The number and percent of shares of Common Stock of the Company beneficially owned by each such person as of April 21, 2014 includes the number of shares, which such person has the right to acquire within sixty (60) days after such date. The percentage ownership expressed for the holders below is based on 22,693,452 outstanding shares of the Company’s common stock as of April 21, 2014.

Name and Address	Number of Shares		Percentage Ownership
Michael D. Smith	2,562,896	(1)	11.2%
3310 I-40 West, Suite 100, Amarillo, TX 79102

Yorkmont Capital Partners, LP	1,230,569	(7)	5.4%
2313 Lake Austin Blvd, Suite 202, Austin, TX 78703

John and Leann Saunders	7,454,643	(2), (3)	32.6%
Tom Heinen	103,333	(2), (4)	*
Pete Lapaseotes	773,348	(2), (5)	3.4%
Adam Larson	206,666	(2), (5)	*
Dr. Gary Smith	71,666	(2), (5)	*
Robert VanSchoick	21,666	(2), (5)	*
Dannette Henning	61,666	(2), (5)	*
All officers and directors as a group (7 persons)	8,692,988		38.0%
* Less than 1% beneficial ownership

(1)	This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.
(2)	The address for all persons is 221 Wilcox, Suite A, Castle Rock, CO 80104
(3)	John and Leann Saunders are husband and wife and own the shares as joint tenants. Includes options to purchase 20,000 shares of common stock which are currently exercisable [or will become exercisable within sixty (60) days of April 21, 2014].
(4)	Includes options to purchase 3,333 shares of common stock which are currently exercisable [or will become exercisable within sixty (60) days of April 21, 2014].
(5)	Includes options to purchase 11,666 shares of common stock which are currently exercisable [or will become exercisable within sixty (60) days of April 21, 2014].
(6)	Based on Schedule 13G filed with the SEC on February 7, 2014. The Statement was filed jointly by Yorkmont Capital Partners, LP; Yorkmont Capital Management, LLC, which is the general partner of Yorkmont Capital Partners, LP; and Graeme P. Rein, the managing member of Yorkmont Capital Management, LLC.

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PROPOSALS

The shareholders are being asked to consider and vote upon four proposals at the meeting. The following is a summary of the proposals and the voting recommendations of the Board of Directors:

Proposal	Board Recommendation

1. Election of Directors	FOR
2. Ratification of the Company’s certifying public accounting firm	FOR
3. Approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers	FOR
4. Recommendation on frequency of future non-binding advisory votes on executive compensation	THREE YEARS

Following is a detailed description of the proposals to be considered by the shareholders.

PROPOSAL 1 - ELECTION OF DIRECTORS

The first proposal to be voted on is the election of directors. The Board of Director’s nominees are John Saunders, Leann Saunders, Peter C. Lapaseotes, Jr., Adam Larson, Dr. Gary Smith, Robert Van Schoick II and Tom Heinen. Biographical information about each of the nominees is included in “Director Information” below. If elected, each of the nominees will serve until the next annual meeting of shareholders and will be subject to reelection at such meeting along with the other directors.

The Board of Directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board of Directors will either select a substitute nominee or will reduce the size of the Board of Directors. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

In accordance with the Company’s Bylaws, directors are elected by a plurality vote of shares represented and entitled to vote at the meeting. That means the seven nominees will be elected if they receive more affirmative votes than any other nominees.

Information About the Nominees

Set out below is certain information concerning our nominees for election as directors of the Company:

John Saunders Chairman of the Board since 1998 Age 42	Mr. Saunders founded our company in 1998 and has served as the Chief Executive Officer since then. Previously, Mr. Saunders was a partner and consultant for Pathfinder Consulting Services, Inc. in Parker, Colorado. An expert in both technology and the livestock industry, Mr. Saunders is a graduate of Yale University.

Leann Saunders Director since January 2012 Age 43

Mrs. Saunders has been the President of the Company since 2008 and is responsible for overseeing key customer relationships along with management of product development and delivery of USVerified solutions. Prior to 2003, Mrs. Saunders worked for PM Beef Holdings (“PM”), an integrated beef company, and developed a supply system for PM's Ranch to Retail product line and managed PM's USDA Process Verified program. She then served as the company's Vice President of Marketing and Communications. Prior to joining PM in 1996, Mrs. Saunders worked for McDonald's Corporation as a Purchasing Specialist, and Hudson Foods Corporation. Mrs. Saunders graduated with a BS in Agriculture Business and an MS in Beef Industry Leadership from Colorado State University.

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Pete Lapaseotes Director since 2006 Age 55	Mr. Lapaseotes co-manages the Lapaseotes family farm and feeding operations in Bridgeport, Nebraska. The business includes a cow calf operation, a grass cattle operation and a finish feed yard. Mr. Lapaseotes is also a partner in five John Deere dealerships and 11 The Mercantile Farm, Ranch & Home retail stores. He is a member of the board of directors of Valley Bank and Trust.

Adam Larson Director since 2006 Age 44	Mr. Larson has been involved in the cattle feeding and ranching business since 1991. During that period, he has been a member and manager of eight family organizations involved in cattle ranching and cattle feeding and is primarily involved in cattle financing. Mr. Larson is a graduate of the University of Colorado.

Dr. Gary Smith Director since 2006 Age 75	Dr. Smith serves as a University Distinguished Professor Emeritus at Colorado State University-Fort Collins and on the Graduate Faculty of Texas A&M University-College Station. In 2011, Dr. Smith retired from his position as a professor in the Department of Animal Science at Colorado State University, a position he held since 1990. Dr. Smith received his PhD in Meat Science and Muscle Biology from Texas A&M University. Dr. Smith has also taught at Washington State University, Texas A&M University and FSIS-USDA National Meat Inspection Training Center. Dr. Smith is a member of multiple professional associations and societies and has received numerous academic awards.

Robert Van Schoick II Director since 2006 Age 63	Mr. Van Schoick is president of Animal Health Technologies and a partner in Cornerstone Animal Health. His previous experience includes 28 years in sales and marketing with pharmaceutical giant Merck & Co., where he served for nine years with Merial, Merck’s world leading animal health joint venture. He holds BA and MA degrees from Austin College and a BS in Animal Science from Texas A&M.

Tom Heinen Director since September 2012 Age 58

Mr. Heinen is a co-president of Heinen’s Fine Food Stores (Heinen’s). Heinen’s specializes in offering the freshest, highest quality foods while providing world-class service in seventeen neighborhood locations serving various communities throughout Northeast Ohio. Since 1994, Mr. Heinen has managed the labor relations, central manufacturing, and the overall strategic direction for the meat, foodservice and bakery areas of Heinen’s. Mr. Heinen graduated from Bucknell University in 1977 with a B.S.B.A. in Business Management. He also serves as a board member of The Boys and Girls Club of Cleveland.

The Board of Directors recommends a vote “FOR” this proposal.

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PROPOSAL 2 - RATIFICATION OF THE COMPANY’S CERTIFYING PUBLIC ACCOUNTING FIRM

The shareholders are asked to ratify the appointment of GHP Horwath, P.C. as the independent auditors of the books and accounts of the Company for the year-ending December 31, 2014. Such ratification will require the favorable vote of the holders of a majority of the shares of common stock present and voting in person or by Proxy.

Representatives of GHP Horwath, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by GHP Horwath, P.C. for the audits of the Company’s annual financial statements for the years ended December 31, 2013 and 2012. All such fees were approved by the Audit Committee.

	2013	2012
Audit fees (1)	$50,000	$48,500
Audit related fees (2)	7,500	—
Tax fees	—	—
All other fees	—	—
	$57,500	$48,500

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered. Audit fees also include fees and expenses related to SEC filings.
(2)	Represents audit fees incurred specific to the acquisition of Validus Verification Services LLC.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services performed by GHP Horwath, P.C. and discloses such fees under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above. The Audit Committee considers whether the provision of the services disclosed under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining GHP Horwath’s independence.

The Board of Directors recommends a vote “FOR” this proposal.

PROPOSAL 3 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE OFFICER COMPENSATION

The Board of Directors recognizes that providing shareholders with an advisory vote on executive compensation may produce useful information on shareholder sentiment with regard to the Company's executive compensation structure. At the Annual Meeting, shareholders will have the opportunity to cast an advisory vote on the compensation of our named executive officers, as described in this Proxy Statement. This proposal, commonly known as a "Say-on-Pay" proposal, gives shareholders the opportunity to endorse or not endorse our fiscal 2013 executive compensation philosophy, programs and policies and the compensation paid to the named executive officers. Shareholders are being asked to consider and approve the Company’s compensation program and policies with respect to its named executive officers and the compensation paid to the company's named executive officers, as disclosed in this Proxy Statement under the heading “Executive Compensation.”

This Say-on-Pay vote is advisory, and therefore not binding on the Company’s Board of Directors, meaning that our Board of Directors will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. Although the vote is non-binding, the Board of Directors will review the voting results, seek to determine the cause or causes of any significant negative voting and take both into consideration when making future decisions regarding the structure and terms of the compensation of the Company’s executive officers.

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The Company recognizes that a framework that accounts for the Company’s financial resources and its business objectives is essential to an effective executive compensation program. The Company’s compensation framework and philosophy are established and overseen primarily by the Board of Directors. The compensation structure of our executive officers is intended to help the Company attract, motivate, and retain executive-level persons with appropriate background, skills and knowledge who will contribute to the Company’s long term success. The Board of Directors evaluates our business and compensation objectives annually with interim reviews based on changes in responsibility, most recently reviewing the business objectives in January 2014, and aligning it with our stage of development and growth as a business.

Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual Meeting. The Board of Directors believes the Company’s executive compensation program is appropriately structured and effective in achieving the Company’s core compensation objectives.

The Board of Directors recommends that shareholders vote “FOR” the proposal approving the compensation of the Company’s executive officers.

PROPOSAL 4 - ADVISORY (NON-BINDING) VOTE DETERMINING FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also seeking a non-binding determination from our shareholders as to the frequency with which shareholders will have an opportunity to provide a Say-on-Pay vote. Shareholders have the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our shareholders select a frequency of three years, or a triennial vote.

The structure and terms of our executive compensation program is designed to balance the Company’s financial resources while also supporting long-term value creation, and we believe a triennial vote will allow shareholders to better judge our executive compensation program in relation to our long-term performance. As described in this Proxy Statement, one of the key objectives of the structure of our executive compensation is to attempt to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

The Company believes that triennial vote will provide us with the time to thoughtfully respond to shareholders’ sentiments and implement any necessary changes. We intend to review changes to our compensation arrangements in an effort to maintain the consistency and credibility of the program which is important in motivating and retaining our executive officers. We therefore believe that a triennial vote is an appropriate frequency to provide management and the Board of Directors sufficient time to consider shareholders’ input and to implement any appropriate changes to our executive compensation program.

With respect to the frequency of the Say-on-Pay vote, shareholders may vote for: One Year, Two Years or Three Years or Abstain. Although the advisory vote is non-binding, our Board of Directors will review the results of the vote and take them into account in making a determination concerning the frequency of future Say-on-Pay votes. Shareholders will have the opportunity to vote on the frequency of advisory votes on executive compensation every six years.

The Board of directors recommends that shareholders select “THREE YEARS” when voting on the frequency of future Say-on-Pay votes.

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CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Nomination of Directors

Following the recommendations of our independent directors, our Board of Directors formally nominated all of the nominees for re-election to our Board of Directors at the Annual Meeting. We identify qualified individuals to be considered for our Board of Directors creating a balance of diverse knowledge, experience, and interest among the board members. We assess director candidates for their character, judgment, business experience and acumen. At a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of the Company and be free from conflicts of interest with the Company. There are no specific weights assigned to any particular criteria and no particular criterion is necessarily applicable to all prospective director candidates. For a discussion of the specific backgrounds and qualifications of our current director nominees, see “Information About the Nominees” above.

We will consider nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice to the Board of Directors addressed to the Chairman of the Board of Where Food Comes From, Inc. at the corporate address set forth above. The written notice must set forth (i) the name of each person who the shareholder recommends be considered as a nominee, (ii) a business address and telephone number for each nominee (e-mail address is optional) and (iii) biographical information regarding each nominee, including the person’s employment and other relevant experience. To be considered, a shareholder director-nominee recommendation must be received by the Company no later than the 120th calendar day before the first anniversary date of Where Food Comes From, Inc.’s proxy statement prepared in connection with the previous year’s annual meeting. We did not receive any shareholder director-nominee recommendations by December 4, 2013 (120th day before the first anniversary of the date of release of the 2013 Proxy Statement).

Leadership and Board Composition

John Saunders, our Chief Executive Officer and Chairman of the Board, is married to Leann Saunders, our President. Both Mr. and Mrs. Saunders serve on our Board of Directors. We believe as a small business, we benefit from a unified chair/CEO position due to the clarity of leadership that structure provides. Additionally, our independent board members are able to call special meetings, as deemed necessary.

A majority of the directors on our Board of Directors is independent.  Our stock is traded on the OTCQB, which does not subject us to standards for director independence.  Therefore, pursuant to the regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have adopted the director independence standards of the New York Stock Exchange (“NYSE”).  Our Board of Directors has determined that Messrs. Heinen, Larson, Smith and Van Schoick, each a current director and nominee at the 2014 Annual Meeting, qualify as “independent” directors under the rules promulgated by the SEC under the Exchange Act and the rules of the NYSE for independent directors in general and for independence related to the functions of an audit committee, compensation committee and nominating committee.

Board’s Role in Risk Oversight

The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted through regular reports directly from officers responsible for oversight of particular risks within the Company, as well as through full reports by the Audit Committee regarding the Company’s considerations and actions.

Meetings of the Board of Directors and Committees

The Board of Directors held one formal meeting and one telephonic meeting during calendar year 2013 and took action by written consent twice. We currently have no nominating, executive or compensation committees or other board committee performing equivalent functions. We believe that because the majority of our Board of Directors are independent and actively participate in all of our meetings, it is not necessary to create specific committees, other than an Audit Committee.

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Messrs. Lapaseotes, Larson, Smith and Van Schoick function as the Audit Committee, and Mr. Larson is an “audit committee financial expert” as defined by the rules promulgated by the SEC under the Exchange Act. Currently, all members of our Board of Directors participate in discussions concerning executive officer compensation; however, Mr. and Mrs. Saunders abstain from voting concerning their compensation.

We do not have an official policy regarding the attendance of the members of the Board of Directors at annual meetings of the stockholders.

Our Board of Directors has not established a formal process for our shareholders to communicate directly with the Board of Directors; however, shareholders can send communications to the Board of Directors by directing communications to Where Food Comes From, Inc. by mail in the care of the Chairman of the Board, at our principal executive offices noted above or by e-mail to dhenning@wherefoodcomesfrom.com. Our Audit Committee has established a process for communicating complaints regarding accounting or auditing matters. Any such complaints received or submitted to the Chief Financial Officer are promptly forwarded to the Audit Committee to take such action as may be appropriate.

Audit Committee

Adam Larson (Chairman), Pete Lapaseotes, Dr. Gary Smith and Robert Van Schoick are the current members of the Audit Committee. Each of them is “independent” as required by the rules promulgated by the SEC under the Exchange Act and the rules of the NYSE applicable to members of the Audit Committee. Our Board of Directors has determined that Adam Larson qualifies as an “audit committee financial expert” as defined by the rules promulgated by the SEC under the Exchange Act.

The Audit Committee is primarily concerned with monitoring:

(1) the integrity of our financial statements;

(2) our compliance with legal and regulatory requirements; and

(3) the independence and performance of our auditors.

The Audit Committee also is responsible for handling complaints regarding our accounting, internal accounting controls or auditing matters. There were four meetings of the Audit Committee during 2013.

Code of Conduct

Our Board of Directors has adopted a code of conduct, which is posted on our website at www.wherefoodcomesfrom.com. Our Code of Conduct applies to our directors, officers and all of our employees. The Code of Conduct sets forth specific policies to guide the designated officers in their duties. The information on our website is not incorporated into this proxy statement.

Insider Trading Policy

All employees are prohibited from using confidential information for stock trading purposes. To use material, non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical and against Company policy, it is also illegal. We maintain an insider trading policy applicable to all of our directors, officers and employees, their family members, and specially designated outsiders who have access to the Company’s material non-public information. This policy includes restrictions on the timing of transactions involving the Company’s stock. Sales of stock obtained through the exercise of stock options are subject to the restrictions of Company trading windows and blackout windows and must be pre-approved by a representative of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

John Saunders, our CEO and Chairman of the Board, is married to Leann Saunders, our President. Both Mr. and Mrs. Saunders serve on our Board of Directors.

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In September 2007, we obtained $300,000 in unsecured debt financing. In April 2009, an additional $50,000 was obtained under the same financing terms. The notes were held by a major shareholder who is related to Mr. Lapaseotes, a member of our Board of Directors. In September 2013, the Board agreed to settle the note and accrued interest with the issuance of the Company’s common stock, at a 6% premium of the outstanding balance based on the stock price of $1.22 on the date of the agreement. As a result, 175,972 shares of the Company’s common stock were issued in settlement of the debt. We recorded a $14,686 non-cash loss on extinguishment, presented within interest expense, related to the premium associated with the settlement of this debt.

Procedures for Review of Transactions with Related Persons

Any proposed transaction with a related person is subject to review, negotiation and action by a committee consisting entirely of independent and disinterested directors, which committee is appointed by the Board of Directors at the time of any proposed transaction. The committee’s purpose and authority are set forth in resolutions appointing the committee and generally include the authority to retain such consultants, advisers and attorneys as it deems advisable in order to perform its duties.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the last two completed fiscal years ended December 31, 2013 and 2012, the cash compensation paid by the Company, as well as certain other compensation paid with respect to those years and months, to the Chief Executive Officer and to each of the two other executive officers of the Company in all capacities in which they served:

	Annual Compensation
Name and Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Other ($)	Total
John Saunders	2013	131,364	—	6,150	—	137,514
CEO	2012	150,000	1,500	—	—	151,500

Leann Saunders	2013	140,250	—	6,150	—	146,400
President	2012	132,788	1,500	—	—	134,288

Dannette Henning	2013	54,442	500	16,500	—	71,442
Chief Financial Officer	2012	53,058	1,500	5,750	—	60,308

(1) Amounts in this column represent the aggregate grant date fair value of stock options granted in the reported year, determined in accordance with ASC Topic 718. For a discussion of the assumptions used in calculating grant date fair value, see Note 9 to our audited financial statements

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Biographies of our Named Executive Officers

John Saunders Chairman of the Board and CEO Age 42	Mr. Saunders founded our company in 1998 and has served as the Chief Executive Officer since then. Previously, Mr. Saunders was a partner and consultant for Pathfinder Consulting Services, Inc. in Parker, Colorado. An expert in both technology and the livestock industry, Mr. Saunders is a graduate of Yale University.

Leann Saunders President Age 43	Mrs. Saunders has been the President of the Company since 2008 and is responsible for overseeing key customer relationships along with management of product development and delivery of USVerified solutions. Prior to 2003, Mrs. Saunders worked for PM Beef Holdings (“PM”), an integrated beef company, and developed a supply system for PM's Ranch to Retail product line and managed PM's USDA Process Verified program. She then served as the company's Vice President of Marketing and Communications. Prior to joining PM in 1996, Mrs. Saunders worked for McDonald's Corporation as a Purchasing Specialist, and Hudson Foods Corporation. Mrs. Saunders graduated with a BS in Agriculture Business and an MS in Beef Industry Leadership from Colorado State University.

Dannette Henning Chief Financial Officer Age 44

Mrs. Henning was engaged as a consultant beginning in November 2007 and accepted responsibilities as the Chief Financial Officer in early 2008. From 2004 to 2007, Ms. Henning was the Controller for Einstein Noah Restaurant Group. From 2001 to 2003, she served as the Controller for Vari-L Company. Mrs. Henning’s previous experience includes financial management positions with KPMG Peat Marwick, DF&R Restaurant Company, and CSI/CDC Company. Mrs. Henning is a CPA with more than 20 years of professional experience. She received a BBA degree in Accounting from the University of Texas at Arlington.

Employment Contracts

In January 2006, we entered into employment agreements with John Saunders, our Chief Executive Officer, and with Leann Saunders, our President. The agreements provided for an annual salary of $90,000 subject to performance review adjustments and automatically renew annually unless a 60-day notice of non-renewal is provided by either the Company or the employee.

Option Exercises in the Last Fiscal Year

	Option Awards
Name Executive Officer	Number of Shares acquired upon Exercise (#)	Value Realized on Exercise ($)
Dannette Henning	50,000	56,500

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Outstanding Options Awards at Fiscal Year-End

The following table sets forth the total number of securities underlying unexercised options held by our named executive officers as of December 31, 2013:

	Number of Outstanding Options				Value of Outstanding in-the-Money Options*
Name Executive Officer	Exercisable (#)	Unexercisable (#)	Exercise Price	Expiration Date	Exercisable ($)	Unexercisable ($)
John Saunders	6,666	3,334	$0.24	4/1/2021	$19,665	$9,835
	—	5,000	$1.23	9/9/2023	$—	$14,750

Leann Saunders	6,666	3,334	$0.24	4/1/2021	$19,665	$9,835
	—	5,000	$1.23	9/9/2023	$—	$14,750

Dannette Henning	6,666	3,334	$0.24	4/1/2021	$19,665	$9,835
	1,666	3,334	$1.15	9/18/2022	$4,915	$9,835
	—	15,000	$1.10	5/30/2023	$—	$44,250
	—	3,000	$1.85	1/15/2024	$—	$8,850

* Based on the closing stock price of our common stock on February 17, 2014 of $2.95 per share.

BENEFITS UNDER EQUITY COMPENSATION PLANS

The following table sets forth securities authorized for issuance under our equity compensation plans as of December 31, 2013:

Plan Category	No. of securities to be issued upon exercise of outstanding options and warrants	Weighted average exercise price of outstanding options and warrants	No. of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders:
2006 Equity Incentive Plan	418,334	$ 0.66	389,000
Equity compensation plans not approved by security holders:	-		-
Total	418,334		389,000

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by or paid to the principal executive and principal financial officers of the Company, the two other most highly compensated individuals who were serving as executive officers during 2013 (collectively, the “named executive officers”). These individuals are listed in the “Summary Compensation Table” above.

Our compensation program bases a significant portion of the compensation of our executives, on their ability to achieve annual operational objectives that advance the Company’s long-term business goals and that are designed to create sustainable long-term stockholder value. The Company’s performance-based compensation elements are guided by long-term objectives of maintaining market competitiveness and aligning the interests of our executives with the interests of our stockholders.

The mixture of established and new business opportunities available to us influences our compensation practices.

Current Executive Compensation Program Elements

Base Salary. Base salary provides fixed compensation based on competitive local market practice and is intended to acknowledge and reward core competence of our executives relative to their skills, experience and contributions to the Company. Base salaries for executives are generally reviewed annually and more frequently when there are any changes in responsibilities or market conditions.

Following the voluntary salary reduction taken in 2013 by our Chief Executive Officer, in January 2014, salary levels were restored to their pre-reduction level. The salary level of Dannette Henning was increased to $75,000 to compensate for significantly increased responsibilities.

Performance-Based Compensation. In general, our Board of Directors may grant to our executives and other key employees the opportunity to earn certain equity-based awards upon the achievement of outstanding performance. Such awards are granted on a discretionary basis by the Board of Directors not subject to any defined incentive plan. Generally, such equity awards are limited to nonqualified stock options. We believe this helps us attract, retain and motivate qualified executives and emphasizes corporate performance as the basis for rewarding our executives. The use of equity award opportunities also provides short-term and long-term incentives to remain with the Company and to work towards corporate performance goals on an ongoing basis.

Special Performance Bonuses. The Board of Directors may determine that an executive officer is entitled to a one-time bonus or equity award in recognition of special services to the Company or achievements of individual performance targets or goals for the executive officer. Minimal awards were paid in 2013 to Dannette Henning for $500.

Benefits and Perquisites. We provide all our employees with standard benefits for health and life insurance.

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2013 DIRECTOR COMPENSATION

We presently compensate all directors by paying them $500 per meeting attending in person and $250 per telephonic meeting in excess of fifteen minutes. The same compensation applies for any committee meetings attended. In addition, directors are reimbursed for all company travel related expenses. Equity awards of options to purchase 5,000 shares of our common stock at $1.23 per share were granted to members of our Board of Directors during the year ended December 31, 2013.

Name and Position	Fees Earned or Paid in Cash	Option Awards ($)(1)	Total ($)	Options Outstanding at December 31, 2013 (#)
Tom Heinen	1,000	6,150	1,000	15,000
Pete Lapasotes	1,000	6,150	1,000	20,000
Adam Larson	1,000	6,150	1,000	20,000
Dr. Gary Smith	1,000	6,150	1,000	20,000
Robert VanSchoick	1,000	6,150	1,000	20,000

(1) Amounts in this column represent the aggregate grant date fair value of stock options granted in the reported year, determined in accordance with ASC Topic 718. For a discussion of the assumptions used in calculating grant date fair value, see Note 9 to our audited financial statements

Mr. and Mrs. Saunders have opted not to accept compensation for their service on the Board of Directors.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of four non-employee independent directors, Adam Larson (Chairman), Pete Lapaseotes, Dr. Gary Smith and Robert Van Schoick.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee is responsible for monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our auditors.

The Audit Committee has reviewed with our management and the independent accountants the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2013, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee considered the audit-related and non-audit services provided by the independent accountants and subsequently concluded that such services were compatible with maintaining the accountants’ independence.

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Based on the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

AUDIT COMMITTEE:

Adam Larson (Chairman), Pete Lapaseotes, Dr. Gary Smith and Robert Van Schoick

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Section 16(a) filings that have been required since the Company became subject to Exchange Act requirements by all of the following officers and directors, including Forms 3 and 4 as noted, were not timely made: John Saunders (Form 3 and four Forms 4), Leann Saunders (Form 3 and four Forms 4), Dannette Henning (Form 3 and seven Forms 4), Dr. Gary Smith (Form 3 and six Forms 4), Tom Heinen (Form 3 and two Forms 4), Robert VanSchoik (Form 3 and six Forms 4), Pete Lapaseotes (Form 3 and eight Forms 4) and Adam Larson (Form 3 and seven Forms 4). As of March 14, 2014, Forms 5 have been filed for each of the foregoing officers and directors bringing their holdings of Company equity securities reportable under Section 16(a) up to date.

HOUSEHOLDING

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to Where Food Comes From, Inc., 221 Wilcox St., Suite A, Castle Rock, Colorado 80104, Attention: Chief Financial Officer, or by telephone at (303) 895-3002. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

PROPOSALS OF SHAREHOLDERS

Shareholders wishing to include proposals in the proxy materials in relation to the annual meeting in 2015 must submit the proposals in writing so as to be received by the Secretary at our executive offices, no later than the close of business on January 5, 2015, which is the date 120 days before the anniversary of this Proxy Statement. Such proposals must also meet the other requirements of the rules of the SEC relating to shareholders’ proposals. As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our Proxy Statement for our 2015 annual meeting, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than March 21, 2015. Even if proper notice is received on or prior to March 21, 2015, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Annual Meeting and has not been informed that any other matters are to be presented by others. In the event any other matter properly comes before the Annual Meeting, the persons named in the enclosed form of proxy will vote all such proxies in accordance with their best judgment on such matters.

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Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.

By Order of the Board of Directors

/s/ John Saunders

John Saunders, Chairman

Castle Rock, CO

May 9, 2014

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WHERE FOOD COMES FROM, INC.

221 WILCOX STREET, SUITE A

CASTLE ROCK, CO 80104

Proxy for Annual Meeting of Shareholders to be held on June 16, 2014

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John Saunders as Proxy with full power of substitution in the name, place and stead of the undersigned to vote at the Annual Meeting of Shareholders (the “Meeting”) of Where Food Comes From, Inc., a Colorado corporation, (the “Company”) on June 16, 2014 at 11:30 a.m. MST or at any adjournment or adjournments hereof, in the matters designated below, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present.

1.	To elect seven directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified:		FOR	AGAINST		ABSTAIN
	•	John Saunders
	•	Leann Saunders
	•	Peter C. Lapaseotes, Jr.
	•	Adam Larson
	•	Dr. Gary Smith
	•	Robert VanSchoick II
	•	Tom Heinen
2.	To ratify the appointment of GHP Horwath, P.C. as the independent auditors of the books and accounts of the Company for the year-ending December 31, 2014.
3.	To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers.
4.	To recommend, by non-binding advisory vote, the frequency of future non-binding advisory votes on executive compensation		ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF GHP HORWATH, P.C. AS THE INDEPENDENT AUDITORS, FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AND FOR A FREQUENCY OF FUTURE VOTING ON EXECUTIVE COMPENSATION OF EVERY THREE YEARS.

Please sign hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

Date

Print Ownership Name

Signature

Signature, if held jointly

Please return this proxy in the enclosed envelope and send to: Where Food Comes From, Inc., Attn: Proxy Count, 221 Wilcox Street, Suite A, Castle Rock, CO 80104.

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